EX-99.5

Perspective II
Variable Annuity Application (VA250)
For mailing address, see back page.

Jackson National Life
Insurance Company(Registered)
Home Office:  1 Corporate Way
              Lansing, MI
www.jnl.com
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Use Dark Ink Only
1.       Registration Information
Owner's Name      SSN/TIN (Include dashes.)
Address (number and street)                                   City, State, ZIP
Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen      Phone No. (Include area code.)     E-Mail Address
                                   M   F    Yes     No
Joint Owner's Name (Proceeds will be distributed in accordance with the contract on the first    SSN/TIN (Include dashes.)
death of either owner. Spousal joint owner may continue the contract.)
Address (number and street)                                   City, State, ZIP
Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen      Phone No. (Include area code.)     E-Mail Address
                                   M   F    Yes     No
Annuitant's Name (if other than owner)                                 SSN
Address (number and street)                                   City, State, ZIP
Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen      Phone No. (Include area code.)     E-Mail Address
                                    M   F   Yes      No
Joint Annuitant's Name                                                 SSN
Date of Birth (mm/dd/yyyy) Age      Sex     U.S. Citizen      Phone No. (Include area code.)
                                    M  F    Yes      No

2.       Beneficiary Designation
For additional beneficiaries, please attach names, percentage (must equal 100% for each beneficiary type), and required information on a separate sheet.
Primary  Name     Relationship to Owner     SSN/TIN (Include dashes.)  Percentage (%)
Address (number and street)         City, State, ZIP
 Primary         Name     Relationship to Owner     SSN/TIN (Include dashes.)  Percentage (%)
 Contingent      Address (number and street)        City, State, ZIP

3. Annuity Type   4. Transfer Information
 Non-Tax Qualified         IRA-Individual*  IRC 1035 Exchange
 401(k) Qualified Savings Plan      IRA-Custodial*   Direct Transfer
 HR-10 (Keogh) Plan         IRA-Roth*        Direct Rollover
 403(b) TSA (Direct Transfer Only) *Tax Contribution Year____________  Non-Direct Rollover
 Other_______________________       IRA-SEP         Roth Conversion

5. Replacement
Are you replacing an existing life insurance policy or annuity contract?    Yes    No   If "Yes," please complete this section.
Company Name(s)   Contract No.(s)   Anticipated Transfer Amount
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ARIZONA  RESIDENTS,  PLEASE  NOTE:  RIGHT TO EXAMINE.  On written  request,  the company will provide to the contract owner within a reasonable time,  reasonable factual information  regarding the benefits and provisions of this contract.  If for any reason the contract owner is not satisfied, the contract may be returned to the company or producer within 20 days after delivery, and the contract value will be returned.

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6. Initial Premium
 Amount of premium with application $_________________.
 Make all checks payable to Jackson National Life Insurance Company(Registered).

7. Income Date
Please specify date (mm/dd/yyyy)___________________.
If Income Date is not specified, age 90 (age 701/2 for
Qualified Plans) of the owner will be used.

8. Capital Protection Program
 Yes    No    If "No," please proceed to Section 9.
Which Fixed Account Option do you wish to select for the Capital Protection Program? (Only select one.)
 1-year      3-year      5-year      7-year
Now that you have selected a Fixed Account Option for the Capital Protection Program, indicate how you would like the balance of your initial premium allocated in the Premium Allocation section.

9. Premium Allocation  Whole Percentages only-- Total allocation must equal 100%

Portfolios
AIM/JNL(Registered) Large Cap Growth         %
AIM/JNL Small Cap Growth            %
AIM/JNL Value II           %
Alger/JNL Growth           %
Alliance Capital/JNL Growth                 %
Eagle /JNL Core Equity              %
Eagle/JNL SmallCap Equity           %
First Trust/JNL The Dow Target 10           %
Janus/JNL Aggressive Growth                 %
Janus/JNL Balanced                  %
Janus/JNL Capital Growth            %
Lazard/JNL Mid Cap Value            %
Lazard/JNL Small Cap Value          %
Oppenheimer/JNL Global Growth               %
Oppenheimer/JNL Growth              %
PIMCO/JNL Total Return Bond                 %
PPM America/JNL Balanced            %
PPM America/JNL High Yield Bond             %
PPM America/JNL Money Market                %
Putnam/JNL Growth          %
Putnam/JNL International Equity             %
Putnam/JNL Midcap Growth            %
Putnam/JNL Value Equity             %
Salomon Brothers/JNL Global Bond            %
Salomon Brothers/JNL U.S. Government & Quality Bond           %
T. Rowe Price/JNL Established Growth                 %
T. Rowe Price/JNL Mid-Cap Growth            %
T. Rowe Price/JNL Value             %
S&P/JNL Conservative Growth I               %
S&P/JNL Moderate Growth I           %
S&P/JNL Aggressive Growth I                 %
S&P/JNL Very Aggressive Growth I            %
S&P/JNL Equity Growth I             %
S&P/JNL Equity Aggressive Growth I          %

Note: Unless you otherwise instruct the company, subsequent premiums will be allocated to the Portfolios, Indexed Fixed Option, and Fixed Account Options as indicated above. If DCA+ is selected, subsequent premiums will be allocated to the Target Funds selected in the Systematic Investment Form, V4275, unless you otherwise instruct the company.

Indexed Fixed Option
9-year            %
Fixed Account Options
1-year            %
3-year            %
5-year            %
7-year            %
DCA+
6-month           %
12-month          %
If DCA+ is selected, you must attach
the Systematic Investment Form (V4275).
DCA+ provides an automatic monthly transfer to the selected Portfolios so the entire amount invested in this program, plus earnings, will be transferred by the end of the DCA+ Term selected.

All premium allocation options may not be available in all states.

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10. Telephone/Electronic Transfers Authorization
I (We) authorize Jackson National Life(Registered) (JNL) to accept fund transfers/allocation changes via telephone, Internet, or other electronic medium from me (us) and my (our) Financial Representative (subject to JNL's then-current administrative procedures) unless I (we) check the "No" box below. JNL has procedures designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If JNL fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) agree that JNL, its affiliates, and subsidiaries shall not be liable for losses incurred in connection with telephone/electronic instructions received, and acted on in good faith, notwithstanding subsequent allegations of error or mistake in connection with any such transaction instruction. __ No, I (we) do not authorize these types of transfers.

11. Optional Death Benefits
All Optional Death Benefits may not be available in all states and once selected cannot be changed.

If no Optional Death Benefit is selected, your beneficiary(ies) will receive the standard death benefit. Please see prospectus for details.
May select only one:
__ 5% Compounded Death Benefit
__ Maximum Anniversary Value Death Benefit
__ Combination Death Benefit
Note: Additional charges will apply. Please see prospectus for details.

12. Optional Benefits
All optional benefits may not be available in all states and once selected cannot be changed.

A. __ EarningsMaxSM (Earnings Protection Benefit)
B. __ Guaranteed Minimum Income Benefit
Note: Additional charges will apply. Please see prospectus for details.
Note: Additional charges will apply. Please see prospectus for details.
C. Contract Enhancement Options (may select only one)
         __  2% of first year premium*
         __  3% of first year premium
         __  4% of first year premium
         __  5% of first year premium
*May only be chosen with the Additional Withdrawal Options
(see box D).
Note: Additional charges will apply. Please see prospectus for details.
D. Additional Withdrawal Options
         __  20% Additional Free Withdrawal Benefit*
         __  5-Year Withdrawal Charge Schedule*
*If selected, may only use the 2% Contract Enhancement Option (see box C).
Note: Additional charges will apply. Please see prospectus for details.

ARKANSAS, COLORADO, DISTRICT OF COLUMBIA, KENTUCKY, LOUISIANA, MAINE, NEW MEXICO, OHIO, Oklahoma, PENNSYLVANIA, AND TENNESSEE RESIDENTS, PLEASE NOTE: Any persons who knowingly, and with intent to defraud any insurance company or other person, files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto, commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties. In Colorado, any insurance company, or agent of an insurance company, who knowingly provides false, incomplete, or misleading facts or information to a policyholder or claimant for the purpose of defrauding, or attempting to defraud, the policyholder or claimant with regard to a settlement or award payable from insurance proceeds, shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.
FLORIDA RESIDENTS: Any persons who knowingly, and with intent to injure, defraud, or deceive any insurer, files a statement of claim or an application containing any false, incomplete or misleading information, is guilty of a felony of the third degree.

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13. IMPORTANT -- Please read carefully.
1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained above aretrue, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. I (We) understand that annuity benefits and surrender values, if any, when based on the investment experience of a Portfolio in the separate account of JNL are variable and may be increased or decreased, and the dollar amounts are not guaranteed.
4. I (We) have been given a current prospectus for this variable annuity for each available Portfolio and an Indexed Fixed Option Product Brochure.
5. The contract I (we) have applied for is suitable for my (our) insurance objective, financial situation and needs.
6. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value.
7. I (We) understand that allocations to the Fixed Account Options or the Indexed Fixed Option are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred.
8. If an Indexed Fixed Option is applicable, I (we) hereby understand that annuity premiums and benefits of the Indexed Fixed Option, if any, are calculated based on the changes in an external index. While the Indexed Fixed Option Value may be affected by the external index, the Indexed Fixed Option does not directly participate in any stock or equity investments.

14. Signatures
Owner's Signature Annuitant's Signature (if other than owner)
Joint Owner's Signature    Joint Annuitant's Signature (if other than owner)
State in which application was signed       Date Signed (mm/dd/yyyy)

15. Financial Representative Statement (Must check appropriate box.)

I have complied with requirements for disclosures and/or replacements as necessary. I certify that I am authorized and qualified to discuss the contract herein applied for, and that this transaction is appropriate and in the owner's best interest. To the best of my knowledge and belief, this application
__  will     __  will not replace any life insurance or annuities.
Please provide a State Replacement form where required.
Financial Representative's Full Name (Please print.)
Phone No. (Include area code.)
Financial Representative's Signature        ID No. (Florida Only)
Date Signed (mm/dd/yyyy)
Address (number and street)         City, State, ZIP
E-Mail Address    Contact your home office for program information.
         __  Option A     __  Option B     __  Option C
Broker/Dealer Name and No. JNL Financial Representative No.

If purchasing this product at a Bank or Financial Institution, please note the following:

* Not insured by the FDIC or by any other federal government agency.
* Not obligations of any bank or financial institution.
* The bank or financial institution does not guarantee performance by insurer issuing the annuity.
* Variable annuities involve investment risk, including potential loss of principal.
* Not a deposit.

Mailing address for application, premium and transfer paperwork.

Send to:
Jackson National Life Service Center
Regular Mail
P.O. Box 378002
Denver, CO  80237-8002
Overnight Mail
8055 E. Tufts Avenue, 2nd Floor
Denver, CO  80237
For questions or assistance, please call
800/766-4683 (7:00 a.m. to 6:00 p.m. MT).

For contracts purchased at a Bank
or Financial Institution, send to:
IMG Service Center
Regular Mail
P.O. Box 30386
Lansing, MI  48909
Overnight Mail
1 Corporate Way
Lansing, MI  48951
For questions or assistance, please call
800/777-7779 (8:00 a.m. to 8:00 p.m. ET).

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